                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference into the Registration Statement No. 333-84543 on Form S-8 of Virginia Capital Bancshares, Inc. (the "Company") of our report dated January 21, 1999, with respect to the Company's consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the one-year period ended December 31, 1998, which report is included in the Company's annual report on Form 10-K for the year ended December 31, 2000.



                                         /s/ Cherry, Bekaert & Holland LLP
                                         ----------------------------------
                                         Cherry, Bekaert & Holland LLP

Richmond, Virginia
March 28, 2001